Exhibit 10.1

ODYSSEY MARINE EXPLORATION, INC.

KEY EMPLOYEE CUOTA APPRECIATION RIGHTS PLAN

1. Purpose.

1.1 Purpose. The purpose of the Odyssey Marine Exploration, Inc. Key Employee Cuota Appreciation Rights Plan (the “Plan”) is to provide deferred compensation to certain key employees of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Corporation”). Such deferred compensation will be based upon the award of Cuota Appreciation Rights (“CARs”), the value of which shall be determined based on the appreciation in the economic value of the Cuotas after the date of the award of such Rights. “Cuota” is an equity share of Oceanica Resources, S.R.L. (“Oceanica”).

2. Definitions. For purposes of the Plan, the following terms are defined below:

2.1 “Award Agreement” means a written agreement setting forth the award of CARs and the terms and conditions applicable thereto.

2.2 “Board” means the Board of Directors of the Corporation.

2.3 “CAR” has the meaning set forth in Section 1.1. The future value of a CAR shall be determined based upon the appreciation in the value of one Cuota from the Grant Date to the Payment Event. The value of each CAR shall equal the appreciation in value (if any) of one Cuota.

2.4 “Cause” means the following, regardless of when it is discovered by the Company:

(A) Participant’s conviction, including the entry of a plea of guilty or no contest, of a felony, or any other criminal violation involving dishonesty, fraud, or breach of trust;

(B) Participant’s willful engagement in any misconduct in the performance of his or her duty that materially injures the Corporation, or its affiliates;

(C) Participant’s performance of any act which, if known to the customers, clients, employees, or stockholders of the Corporation, would materially and adversely impact the business of the Corporation, or its affiliates; or

(D) Participant’s willful and substantial nonperformance of assigned duties; provided that such nonperformance continues more than ten (10) days after the Participant has been given written notice of such nonperformance and of its intention to terminate Participant’s employment because of such nonperformance.

If there is an employment agreement in effect between the Participant and the Corporation that provides for termination for cause, then the definition of “cause” contained in that agreement, and not this definition, shall govern any CARs under this Plan.

2.5 “Change in Control” means either of the following events:

(A) During any twelve (12) month period, any person or group (as defined in Treas. Reg. §1.409A-3(i)(5)(v)(B)) that is not affiliated with the Corporation, acquires thirty percent (30%) or more of the total gross fair market value of the Corporation’s assets; or

(B) Any person or group (as defined in Treas. Reg. §1.409A-3(i)(5)(v)(B)) that is not affiliated with the Corporation, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of the Corporation.

Notwithstanding the foregoing, the consummation of the transactions contemplated by the Stock Purchase Agreement dated as of March 11, 2015, by and among the Company, Penelope Mining LLC, and Minera del Norte S.A. de C.V., (as amended from time to time) (the “Purchase Agreement”), or the performance by the Company of its obligations under the Purchase Agreement, shall not constitute a Change in Control for purposes of this Plan or any individual Award Agreement evidencing an award pursuant to this Plan.

This definition of “Change in Control” shall be determined and administered in accordance with Code § 409A and regulations promulgated thereunder.

2.6 “Corporation” has the meaning set forth in Section 1.1.

2.7 “Cuota” has the meaning set forth in Section 1.1.

2.8 “Disability” means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and is certified in writing to the Corporation by the disabled Participant’s attending physician. This definition of “Disability” shall be determined and administered in accordance with Code § 409A and the corresponding regulations.

2.9 “Fair Value” means the value of a Cuota, as determined by the Board in accordance with this Section 2.9. The Board shall base its determination of such Fair Value based upon the then most recently performed third-party financial valuation of Oceanica (“Third-Party Valuation”), which shall be obtained by the Board. The Board shall obtain such Third-Party Valuation at least annually following the first date upon which any outstanding CARs under this Plan shall vest. Fair Value shall be determined without regard to any expense or liability associated with the outstanding CARs. In determining the value of a Cuota, Fair Value of Oceanica shall be divided by the total number of shares of Cuotas outstanding, without giving effect to the number of outstanding CARs. The Board’s determination of Fair Value of Cuotas shall be binding on all parties, and no party shall have the right to appeal this determination.

2.10 “Grant Date” means the effective date of an award of CARs under this Plan, which shall be set forth in the Award Agreement.

2.11 “Grant Date Value” means the Fair Value of a Cuota on the Grant Date, as determined by the Board.

2.12 “Participant” means any employee of the Corporation, as designated by the Board, to participate in this Plan and who holds CARs that are outstanding under this Plan.

2.13 “Payment Event” means the first to occur of the following:

(A) Separation of Service without Cause;

(B) Change in Control; or

(C) Participant’s continuous employment with the Corporation until a date specified in an applicable Award Agreement pursuant to this Plan.

2.14 “Separation of Service” means the Participant’s termination of employment with the Corporation, whether on account of death, Disability or otherwise, whether voluntary or involuntary, for any reason or no reason. The Corporation will determine whether a Participant has incurred a Separation of Service based on the facts and circumstances and in accordance with Treas. Reg. §1.409A-1(h)(1)(ii).

3. Administration, Claim and Review Procedure. The Board of the Corporation will administer the Plan. In its sole discretion, the Board may delegate its duties and rights under the Plan to a committee or individual and, in such event, references to the Board herein will also be deemed to include such committee or individual.

3.1 Authority and Discretion of the Board. Subject to the provisions of the Plan, the Board will have exclusive power to select Participants to be granted CARs, to determine the number of CARs to be granted to each Participant, and to set all other terms and conditions of such rights consistent with the terms of this Plan. The Board will have authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan, to determine the conditions subject to which any grants of CARs may be made, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. The Board shall, to the extent reasonably possible, administer and interpret the Plan to comply with the requirements of Internal Revenue Code of 1986 (“Code”) § 409A and regulations promulgated thereunder. Determinations by the Board with respect to all matters relating to the Plan will be final and binding on all parties.

3.2 Reliance on Advice. The Board may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Board, the Corporation, and the officers and managers of the Corporation shall be entitled to rely upon the advice, opinions, or valuations of any such person.

3.3 Indemnification. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, the Award Agreements, or the CARs, and all members of the Board shall be fully protected and indemnified by the Corporation with respect to any such action, determination, or interpretation.

3.4 Claims. Any decision by the Corporation denying a claim by a Participant for benefits under this Plan shall be stated in writing and delivered or mailed to the Participant within sixty (60) days of receipt of such claim. Such decision shall set forth the specific reasons for the denial, the provisions of this Plan on which the denial is based, and shall inform the Participant of the right to appeal the denial, to review information and documents relevant to the claim and the denial, and to submit additional information and documents in connection with the claim.

3.5 Review. The Participant may request, in writing to the Board, a full and fair review of any decision denying such claim within sixty (60) days of receipt of a denial. The Board may hold a hearing on the denied claim. The Board shall make its decision promptly, which shall ordinarily be not later than sixty (60) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. In the event the initial denial or the decision on review is not furnished to the Participant within the time required, the claim (or the denial upon review) shall be deemed denied.

4. Awards of CARs.

4.1 Award of CARs. The Board authorizes the issuance of a total of seven hundred fifty thousand (750,000) CARs under the Plan.

4.2 Awards. CARs may be granted to Participants as the Board may determine from time to time. Each CAR will be given a Grant Date Value, as determined by the Board. Each award of CARs under the Plan to a Participant, the number and Grant Date Value of such CARs, and any other terms and conditions of such CARs will be set forth in the Award Agreement, which shall be communicated to the Participant within thirty (30) days after the Grant Date.

4.3 Adjustments. The Board shall make or provide for such adjustments to CARs, Grant Date Value or other criteria as it deems appropriate in its sole discretion in the event of changes to the number of Cuotas, by a division or consolidation of such Cuotas, or by reason of a recapitalization, merger, purchase of assets (to the extent the purchase price is funded with additional capital), consolidation, exchange, reorganization, and the like. Notwithstanding anything in this Plan to the contrary, no CARs will be adjusted due to the issuance of additional CARs for substantial value to any person or entity.

5. Vesting of CARs; Forfeiture.

5.1 Vesting. The CARs awarded to a Participant will vest at such times or under such conditions and in such numbers as set forth in the Award Agreement.

5.2 Forfeiture of Unvested CARs. Except as otherwise provided in the Award Agreement, upon a Participant’s Separation of Service, the Participant’s rights to any unvested CARs will terminate and be cancelled without any payment therefor. Neither the Participant nor his or her heirs, personal representatives, successors, or assigns will have any future rights with respect to any such unvested CARs.

5.3 Forfeiture of All CARs for Cause. All unvested and vested CARs will terminate and be forfeited if the Participant incurs a Separation of Service for Cause.

5.4 Forfeiture and Clawback of CARs and Payments. If the Participant breaches any noncompetition, confidentiality, nonsolicitation, noninterference, or nondisclosure agreement, or other agreement that may apply to the Participant, then, unless the Award Agreement or such other agreement otherwise provides:

(A) All unvested and vested CARs will terminate and be forfeited; and

(B) The Participant will be required to immediately repay any CAR payments made to such Participant during the 12-month period preceding the date of a determination, by the Board, that such violation or breach occurred.

Such forfeiture and clawback shall be in addition to any other right the Corporation may have with respect to any such violation or breach. The Corporation may undertake any legal action to collect and recover the amount of any such required repayment.

6. Payment of Vested CARs upon a Payment Event.

6.1 Payment of Vested CARs upon a Payment Event. Upon the occurrence of a Payment Event, and subject to the limitations in Section 5.3 and 5.4, the Corporation shall pay, upon a determination by the Board to the Participant (or in the event of his or her death, to his or her designated beneficiary in accordance with Section 6.3) the value of the Participant’s vested CARs, which payment shall be made as soon as practicable following the Payment Event, but in no event shall such payment be made later than the last date of the calendar year in which the Payment Event occurs, or, if later, the fifteenth day of the third month following the date of the Payment Event.

In the event that, at the time of the Payment Event, the value of the CARs as determined under Section 7 is not a positive number, then all such vested CARs held by the Participant shall be cancelled without any payment therefor, and thereafter, the Participant shall have no further rights in or to such CARs.

6.2 Withholding. The Corporation has the right to deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld and any other deductions applicable to such payment. Except for the amount so withheld, the Participant or beneficiary shall be liable for any and all other taxes due with respect to amounts paid pursuant to the Plan.

6.3 No Acceleration or Redeferral. No payment under this Plan or any payment in substitution for a payment under this Plan shall be accelerated or deferred, except as provided in this Plan, or as may be permitted in accordance with Code § 409A and final regulations promulgated thereunder.

7. Determination of Value of CARs.

7.1 Value of CARs. The total amount to be paid to the Participant for the vested CARs shall be equal to the number of vested CARs multiplied by the following amount:

(A) The Fair Value of a Cuota as of the date of a Payment Event, less

(B) The Grant Date Value of each Cuota subject to the vested CAR as set forth in the Award Agreement.

8. Amendment and Termination of the Plan.

8.1 Amendment. The Board may alter or amend the Plan from time to time without obtaining the approval of any Participant; provided, however, that except as provided in Section 4.3 and Section 9.9, no amendment to the Plan may alter, impair or reduce the number of CARs granted or the Grant Date Value of the Participant’s CARs under the Plan prior to the effective date of such amendment without the written consent of the affected Participant.

8.2 Termination. The Board may at any time terminate the Plan, provided that:

(A) Such termination complies with the requirements of Code § 409A; and

(B) Such termination does not alter, impair, or reduce the number of CARs granted or the Grant Date Value of the Participant’s CARs under the Plan prior to the effective date of such termination without the written consent of the affected Participant.

9. Miscellaneous.

9.1 Related Agreements. As a condition to the receipt of benefits hereunder, each Participant may be required to execute related agreements, which may include but are not limited to, a noncompetition, confidentiality, nonsolicitation, noninterference, or nondisclosure agreement with the Corporation. The specific provisions of such related agreements shall be determined by the Board. In the event of any breach of such agreement, the Participant shall be subject to the forfeiture provisions in accordance with Section 5.4.

9.2 Nontransferability. CARs granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged, or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and will not be subject to execution, attachment or similar process.

9.3 Voting and Dividend Rights. No Participant is entitled to any voting rights, to receive any distribution with respect to a Cuota that is subject to CARs or, except as provided in Section 4.3, to have the value of his or her CARs credited or increased as a result of any other distribution contribution with respect to a Cuota.

9.4 Changes in Corporation Capital and Structure. Nothing in this Plan or any Award Agreement shall limit or restrict the authority and power of the Board, the Corporation and its members to make changes to the number or kind of equity securities including by reason of a recapitalization, merger, exchange of shares, reorganization, and the like, or to consider or reject any proposal or transaction that might result in a Change in Control, or to take or refrain from any act or exercise of its or their respective rights under any applicable law.

9.5 No Employment Rights. No Participant has any claim or right to be granted CARs under the Plan. Neither the Plan nor any action taken hereunder may be construed as giving any Participant any right to be employed by the Corporation.

9.6 Effect of Plan on Other Compensation Programs. The establishment of this Plan shall not affect any other compensation or incentive plan or program in effect for the Corporation nor shall this Plan be construed to limit the right of the Corporation to establish any other forms of incentives or compensation for any employees of the Corporation.

9.7 Unfunded Status; Subordination. The Plan will at all times be entirely unfunded and no provision will at any time be made with respect to segregating assets of the Corporation for payment of any benefits hereunder. No Participant or other person will have any interest in any particular assets of the Corporation by reason of the right to CARs under the Plan and any such Participant or other person will have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Plan.

9.8 No Trust or Fiduciary Status. Nothing in this Plan shall establish any trust or similar arrangement with regard to the rights of the Participant, nor shall the Corporation or any officer, employee or service provider become a fiduciary with respect to this Plan for purposes of the Employee Retirement Income Security Act of 1974, if applicable, or any state trust laws.

9.9 Compliance with Code § 409A. The Plan is intended to satisfy the requirements of Code § 409A and final regulations promulgated thereunder in such manner as to avoid the imposition of the additional tax under Code § 409A. The Corporation will administer and interpret the Plan and CARs granted to the Participants in good faith and accordance with this intent. Notwithstanding Section 8.1, the Board reserves the right, without the consent of the Participant, to amend this Plan and/or CARs granted under this Plan at any time to comply with Code § 409A and regulations promulgated thereunder, preserving to the greatest extent possible, the economic benefits provided under this Plan.

9.10 Successors. This Plan shall be binding upon, and shall inure to the benefit of the Corporation and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Corporation’s assets and business.

9.11 Arbitration of Claims. Except as otherwise provided in Section 3, any disputes arising under or relating to the Plan, Award Agreement, or CARs shall be determined by a single arbitrator selected by the Participant from a list of three (3) qualified American Arbitration Association (AAA) arbitrators with at least five (5) years’ experience in employment law selected by the Corporation. Such arbitration shall be conducted in accordance with the Rules of Commercial Arbitration of the AAA in the city of the registered office of the Corporation.

9.12 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of Nevada.

Dated: August 4, 2017	ODYSSEY MARINE EXPLORATION, INC.

/s/ Jay Nudi
By: Jay Nudi
Its: CFO